UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2012

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 434-3131

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of PPG Industries, Inc. (the “Company”) was held on April 19, 2012. At the Annual Meeting, the Company’s shareholders voted on the following matters:

1.	The four nominees for director were elected to serve three-year terms ending in 2015 as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Charles E. Bunch	99,022,685	4,016,938	19,240,187
Robert Ripp	100,305,098	2,734,525	19,240,187
Thomas J. Usher	99,008,880	4,030,743	19,240,187
David R. Whitwam	99,103,377	3,936,246	19,240,187

The following directors did not stand for re-election at the Annual Meeting (the year in which each director’s term expires is indicated in parenthesis): James G. Berges (2013), Victoria F. Haynes (2013), Martin H. Richenhagen (2013), Stephen F. Angel (2014), Hugh Grant (2014), Michele J. Hooper (2014) and Robert Mehrabian (2014).

2.	The proposal to approve the compensation of the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
97,123,092	5,464,655	450,717	19,241,346

3.	By the following vote, the shareholders did not approve the proposal (which required the affirmative vote of 80 percent of the Company’s outstanding shares) to amend the Company’s Articles of Incorporation to provide for the annual election of directors:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
102,459,427	409,435	170,917	19,240,031

4.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012 was approved as follows:

Votes For	Votes Against	Votes Abstained
120,345,581	1,772,556	161,673

There were no broker non-votes with respect to this matter.

As of the record date of the Annual Meeting, 152,584,272 shares of common stock were issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 25, 2012	/s/ Charles E. Bunch
Charles E. Bunch
Chairman and Chief Executive Officer